Exhibit (d)(12)

AMENDMENT NO. 14

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, with respect to the Investment Advisory Agreement between TFL and TSF dated April 10, 2002 (the “Agreement”), (i) effective January 1, 2017, the Agreement is hereby amended to reflect amended fee schedules for each of Thrivent Partner All Cap Portfolio and Thrivent Partner Growth Stock Portfolio, and (ii) effective April 28, 2017, the “Thrivent Low Volatility Equity Portfolio” and the “Thrivent Multidimensional Income Portfolio” shall each be deemed a “Portfolio” under the terms of the Agreement. A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ David S. Royal
David S. Royal
President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Russell W. Swansen
Russell W. Swansen
Chief Investment Officer

SCHEDULE I

(effective January 1, 2017 unless otherwise noted below)

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Money Market Portfolio

0.35%

Thrivent Partner All Cap Portfolio

$0-$500 million	0.65%
More than $500 million	0.60%

Thrivent Partner Growth Stock Portfolio

$0-$500 million	0.65%
More than $500 million	0.60%

Thrivent Large Cap Value Portfolio

0.60%

Thrivent Limited Maturity Bond Portfolio

0.40%

Thrivent Small Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Mid Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Large Cap Stock Portfolio

$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Real Estate Securities Portfolio

$0-$500 million	0.80%
More than $500 million	0.75%

Thrivent Low Volatility Portfolio

(effective April 28, 2017)

$0-$100 million	0.60%
More than $100 million	0.50%

Thrivent Multidimensional Income Portfolio

(effective April 28, 2017)

$0-$100 million	0.55%
More than $100 million	0.50%

Thrivent Balanced Income Plus Portfolio

$0-$500 million	0.55%
More than $500 million but not over $1 billion	0.50%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Diversified Income Plus Portfolio

0.40%

Thrivent Bond Index Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Opportunity Income Plus Portfolio

0.50%

Thrivent Aggressive Allocation Portfolio

$0-$500 million	0.75%
More than $500 million but not over $2 billion	0.725%
More than $2 billion but not over $5 billion	0.70%
More than $5 billion but not over $10 billion	0.675%
More than $10 billion	0.65%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Aggressive Allocation Portfolio

$0-$500 million	0.70%
More than $500 million but not over $2 billion	0.675%
More than $2 billion but not over $5 billion	0.65%
More than $5 billion but not over $10 billion	0.625%
More than $10 billion	0.60%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderate Allocation Portfolio

$0-$500 million	0.65%
More than $500 million but not over $2 billion	0.625%
More than $2 billion but not over $5 billion	0.60%
More than $5 billion but not over $10 billion	0.575%
More than $10 billion	0.55%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Conservative Allocation Portfolio

$0-$500 million	0.60%
More than $500 million but not over $2 billion	0.575%
More than $2 billion but not over $5 billion	0.55%
More than $5 billion but not over $10 billion	0.525%
More than $10 billion	0.50%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Partner Worldwide Allocation Portfolio

$0-$250 million	0.90%
More than $250 million but not over $1 billion	0.85%
More than $1 billion but not over $1.5 billion	0.80%
More than $1.5 billion	0.75%

Thrivent Growth and Income Plus Portfolio

$0-$250 million	0.65%
More than $250 million	0.60%

Thrivent Partner Emerging Markets Equity Portfolio

$0-$50 million	1.20%
More than $50 million	1.07%

Thrivent Partner Healthcare Portfolio

$0-$50 million	0.95%
More than $50 million but not over $100 million	0.90%
More than $100 million but not over $250 million	0.85%
More than $250 million	0.80%